Exhibit 3(a)

                         CERTIFICATE OF INCORPORATION

                                      OF

                           XEROX CREDIT CORPORATION


     1.    The name of the corporation is

           XEROX CREDIT CORPORATION

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) Common shares, all such Common shares to be without par value.

     5.    The name and mailing address of the incorporator is as follows:

           Name                               Address
           ----                               -------

     Martin S. Wagner               Xerox Corporation
                                    Stamford, Connecticut 06904

     6.    The corporation is to have perpetual existence.


                                      -2-

     7. In furtherance and not in limitation of the powers conferred by statute, the board of director is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

           Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of June, 1980.

                                   /s/ Martin S. Wagner
                                 ------------------------
                                     Martin S. Wagner
(25)                                 Sole Incorporator


                                                  Exhibit 3(a),continued


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                           XEROX CREDIT CORPORATION


     We, WILLIAM J. MONTGOMERY, President, and IRA M. DANSKY, Assistant Secretary, of XEROX CREDIT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY as follows:

     FIRST: That the Board of Directors of said corporation, at a meeting duly called and held and at which a quorum was acting throughout, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED: That Article "4" of the Certificate of Incorporation of Xerox Credit Corporation be amended to read in its entirety as follows:

          "4. The total number of shares of Stock which the corporation shall have authority to issue is two thousand (2,000) Common shares, all such Common shares to be without par value."

     SECOND: That in lieu of a meeting and vote of stockholders, Xerox Corporation, the sole stockholder of Xerox Credit Corporation, has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


                                      -2-

     THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this Certificate this 4th day of September, 1980, hereby declaring and certifying, under penalties of perjury, that this is our act and deed and the facts herein stated are true.

                                   /s/ William J. Montgomery
                                 -----------------------------
                                           President
Attest:

  /s/ Ira M. Dansky
----------------------
 Assistant Secretary








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                                                     Exhibit 3(a),continued


                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                           XEROX CREDIT CORPORATION
      PURSUANT TO SECTION 242 FO THE GENERAL CORPORATIONLAW OF THE STATE
                                 OF DELAWARE


     We, Kenneth A. Linger, Vice President, and Martin S. Wagner, Secretary, of Xerox Credit Corporation, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY as follows:

FIRST: That said Xerox Credit Corporation was originally incorporated on June 23, 1980.

SECOND: That the Directors of Xerox Credit Corporation adopted by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

        RESOLVED, That the Certificate of Incorporation of the Corporation is hereby amended to add Article 10, to read as follows:

        "No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit."

THIRD: That in lieu of a special meeting and vote of the stockholders, the sole stockholder of Xerox Credit Corporation has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment has been duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate as of this 31st day of August, 1988, hereby declaring and certifying, under penalties of perjury, that this is our act and deed and the facts herein stated are true.

                                   /s/ Kenneth A. Linger
                                 ---------------------------
                                 Vice President
Attest:

  /s/ Martin S. Wagner
------------------------
Secretary


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                                                   Exhibit 3(a),continued

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                           AND OF REGISTERED AGENT


It is hereby certified that:


1.    The name of the corporation (hereinafter called the "corporation") is

           XEROX CREDIT CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes herein before set forth by resolution of its Board of Directors.

Signed on September 15, 1986.

                                   /s/ Kenneth A. Linger
                                 ---------------------------
                                              Vice President
Attest:

  /s/ Martin S. Wagner
------------------------
               Secretary







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